UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 11, 2015

ACQUIRED SALES CORP.
(Exact name of registrant as specified in its charter)

Nevada	87-0479286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 N. Suffolk Lane, Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

847-915-2446
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 11, 2015, Acquired Sales Corp. ("Acquired Sales") terminated its letters of intent with PPV, Inc., ("PPV") and River Country Transport, Inc. (“RCT”).

On December 2, 2014, Acquired Sales announced that it had signed a letter of intent to acquire PPV, and its wholly-owned subsidiary Bravo Environmental  NW, Inc. ("Bravo"), in a proposed merger subject to, among other things, “a number of conditions, including the completion of mutually acceptable due diligence…”. In a related proposed acquisition, on February 5, 2015, Acquired Sales announced a letter of intent with RCT regarding Acquired Sales’ proposed acquisition of RCT. Similar to the PPV/Bravo letter of intent, the letter with RCT allowed for due diligence “satisfactory to each of the Parties, each in his sole discretion.”

During the due diligence process, Acquired Sales evaluated information regarding the potential risks and benefits of acquiring PPV, Bravo and RCT. After discussions and negotiation among Acquired Sales, PPV, Bravo and RCT, Acquired Sales was unable to resolve certain concerns/issues to its satisfaction. As a result, Acquired Sales notified PPV, Bravo and RCT of its termination of the letters of intent.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACQUIRED SALES CORP

/s/ Gerard M. Jacobs
Gerard M. Jacobs
Chief Executive Officer

Dated:  March 11, 2015